Item 77Q1(e)

1. The Master Investment Advisory Agreement dated December 15, 2005 between the Registrant and Penn Street Investment Advisors, Inc. ("PSIA") is incorporated herein by reference to Exhibit No. 23(d)(1) of Post-Effective Amendment No. 18 to the Registrant's Registration Statement on Form N-1A (File Nos. 033-95102/811-09078) as filed with the U. S. Securities and Exchange Commission (the "SEC") on December 29, 2005 ("PEA No. 18").

2. The Sub-Advisory Agreement dated December 15, 2005 between PSIA, Valley Forge Capital Advisors, Inc. and the Registrant, on behalf of the Penn Street Sector Rotational Portfolio, is incorporated herein by reference to Exhibit No. 23(d)(2) of PEA No. 18.

3. The Sub-Advisory Agreement dated December 15, 2005 between PSIA, Berkshire Advisors, Inc. and the Registrant, on behalf of the Berkshire Advisors Select Equity Portfolio, is incorporated herein by reference to Exhibit No. 23(d)(3) of PEA No. 18.